UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive	Norwell	MA	02061-9149
(Address of Principal Executive Offices)			(Zip Code)

 Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 1.01.     Entry into a Material Definitive Agreement.

On October 8, 2021, Clean Harbors, Inc., a Massachusetts corporation (the “Company”), and substantially all of the Company’s domestic subsidiaries as guarantors, entered into Incremental Facility Amendment No. 2, dated as of October 8, 2021 (“Incremental Facility Amendment No. 2”) to the Company’s existing Credit Agreement, dated as of June 30, 2017 (as previously amended and further amended by Incremental Facility Amendment No. 2, the “Term Loan Agreement”) with Goldman Sachs Lending Partners LLC, as administrative agent and collateral agent (the “Agent”), and certain other financial institutions. Incremental Facility Amendment No. 2 provides for a new class and series of Term Loans (the “2021 Incremental Term Loans”) under the Term Loan Agreement in the aggregate principal amount of $1.0 billion. The 2021 Incremental Term Loans are in addition to the aggregate of $721.5 million of Initial Term Loans (the “Initial Term Loans”) which are now outstanding under the Term Loan Agreement and which will mature on June 30, 2024. The 2021 Incremental Term Loans will mature on October 8, 2028, and may be prepaid at any time without premium or penalty other than customary breakage costs with respect to Eurodollar based loans or if the Company engages in certain repricing transactions before May 9, 2022, in which event a 1.0% prepayment premium would be due. The Company’s obligations under the Term Loan Agreement with respect to both the Initial Term Loans and the 2021 Incremental Term Loans are guaranteed by substantially all of the Company’s domestic restricted subsidiaries and secured by liens on substantially all of the assets of the Company and the guarantors.

The 2021 Incremental Term Loans under the Term Loan Agreement bear interest, at the Company’s election, at either of the following rates: (a) the sum of the Eurodollar Rate (as defined in the Term Loan Agreement) plus 2.00%, or (b) the sum of the Base Rate (as defined in the Term Loan Agreement) plus 1.00%, with the Eurodollar Rate being subject to a floor of 0.00% and the Base Rate being subject to a floor of 1.00%. The Company has also agreed to pay certain customary fees under the Term Loan Agreement, including an annual administrative fee to the Agent.

The Term Loan Agreement, as amended by Incremental Facility Amendment No. 2, contains representations and warranties, affirmative and negative covenants, and events of default, which the Company believes are usual and customary for an agreement of this type. Such covenants restrict the Company’s ability, among other matters, to incur debt, create liens on the Company’s assets, make restricted payments or investments or enter into transactions with affiliates.

As is also true with respect to the Initial Term Loans outstanding under the Term Loan Agreement, the respective Agents under the Term Loan Agreement and the Company’s existing revolving credit agreement dated as of October 28, 2020, as amended (the “Revolving Credit Agreement”), under which Bank of America, N.A. serves as Agent for the lenders thereunder, are party to an intercreditor agreement dated as on June 30, 2017 (the “Intercreditor Agreement”), which was accepted by the Company and its domestic restricted subsidiaries. Among other matters, the Intercreditor Agreement would govern how the respective priorities of the security interests held by those respective Agents would be administered in the event of a default by the Company under either the Term Loan Agreement or the Revolving Credit Agreement. Under the Intercreditor Agreement, the Agent under the Revolving Credit Agreement would have a first-priority lien in the accounts receivable and proceeds thereof and a second-priority lien in substantially all of the other assets (excluding real estate) of the Company and its domestic restricted subsidiaries, whereas the Agent under the Term Loan Agreement would have a second-priority lien in such accounts receivable and proceeds thereof and a first-priority lien in such other assets (but including certain real estate).

The above descriptions of the material terms and conditions of Incremental Facility Amendment No. 2, the Term Loan Agreement, and the Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents which are Exhibits to this Report or to the Company’s Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2017, April 17, 2018, and July 20, 2018.

Certain lenders and agents that are parties to Incremental Facility Amendment No. 2 and the Term Loan Agreement, or their respective affiliates, have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for the Company and its subsidiaries and affiliates, either directly or through affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On October 8, 2021, the Company completed its previously announced proposed acquisition of LJ Energy Services Intermediate Holding Corp. (“LJC”) and its subsidiaries (collectively, “HydroChemPSC”) from LJ Energy Services Holdings, LLC (the “Seller”), an affiliate of Littlejohn & Co., LLC. HydroChemPSC is a leading U.S. provider of industrial cleaning, specialty maintenance, and utilities services. The acquisition was completed in accordance with the Stock Purchase Agreement dated as of August 3, 2021 (the "Stock Purchase Agreement") among the Company, the Seller, and LJC, which was filed as Exhibit 2.7 to the Company’s Report on Form 8-K filed on August 4, 2021.
Under the Stock Purchase Agreement, the Company paid an all-cash purchase price for HydroChemPSC, as defined under the Stock Purchase Agreement, of approximately $1.25 billion, subject to customary adjustments (e.g. working capital, indebtedness). The Company financed such purchase through $983.0 million in net proceeds from the Company’s issuance on October 8, 2021 of $1.0 billion of 2021 Incremental Term Loans described in Item 1.01 of this Report with the remainder funded through existing cash.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 7.01.     Regulation FD Disclosure.

    On October 8, 2021, the Company issued a press release announcing the entry into 2021 Incremental Facility Amendment No. 2 and completion of the HydroChemPSC acquisition. A copy of that press release is furnished as Exhibit 99.1 to this Report.

Item 9.01    Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The audited consolidated financial statements of LJ Energy Services Intermediate Holding Corp. and Subsidiaries as of and for the year ended December 31, 2020 are attached hereto as Exhibit 99.1 and incorporated herein by reference. The unaudited consolidated financial statements of LJ Energy Services Intermediate Holding Corp. and Subsidiaries as of and for the six months ended June 30, 2021 are attached hereto as Exhibit 99.2 and incorporated herein by reference
(b) Pro Forma Financial Information
The unaudited pro forma combined financial information reflecting the acquisition of HydroChemPSC, including the unaudited pro forma combined balance sheet as of June 30, 2021 and the unaudited pro forma combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021, are attached hereto as Exhibit 99.3 and incorporated herein by reference.
(c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description
4.43D
Incremental Facility Amendment No. 2 to Credit Agreement, dated as of October 8, 2021, to Credit Agreement dated as of June 30, 2017, as previously amended, among Clean Harbors, Inc., as the Borrower, each of the entities listed as an Incremental Lender on the signature pages thereto, Goldman Sachs Lending Partners LLC, as Administrative Agent and Collateral Agent, and the other Loan Parties as of the date thereof

23.2	Consent of PricewaterhouseCoopers LLP
99.1	Audited consolidated financial statements of LJ Energy Services Intermediate Holding Corp. and Subsidiaries as of and for the year ended December 31, 2020
99.2	Unaudited consolidated financial statements of LJ Energy Services Intermediate Holding Corp. and Subsidiaries as of and for the six months ended June 30, 2021
99.3	Unaudited pro forma combined financial information and explanatory notes for Clean Harbors, Inc. and LJ Energy Services Intermediate Holding Corp.
99.4	Press release dated October 8, 2021
104	The cover page to this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language)

Safe Harbor Statement

Any statements contained in this report that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “anticipates,” “plans to,” or similar expressions. Such statements may include, but are not limited to, statements about the future combined financial and operating results of the Company and HydroChemPSC, the related financing of that acquisition and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of the Company’s management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, the risks and uncertainties surrounding the Company’s acquisition of HydroChemPSC and the financing thereof. Forward-looking statements are neither historical facts nor assurances of future performance, and readers are therefore cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

October 12, 2021	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer

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